Exhibit 4(bb)

CERTIFICATE OF TRUST
OF
EMPIRE DISTRICT ELECTRIC TRUST III

THIS Certificate of Trust of Empire District Electric Trust III (the “Trust”) is being duly executed and filed by the undersigned, as trustees, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. §3801 et seq.) (the “Act”).

1.           Name.  The name of the statutory trust being formed hereby is Empire District Electric Trust III.

2.           Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware are Wells Fargo Delaware Trust Company, 919 North Market Street, Suite 1600, Wilmington, Delaware  19801, Attention: Corporate Trust Administration.

3.           Effective Date.  This Certificate of Trust shall be effective upon filing.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Certificate in accordance with Section 3811(a) of the Act.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Property Trustee By:/s/ Amy L. Martin Name: Amy L. Martin Title: Vice President

WELLS FARGO DELAWARE TRUST COMPANY, as Delaware Trustee By:/s/ Amy L. Martin Name: Amy L. Martin Title: Vice President

/s/ William L. Gipson
William L. Gipson, as Administrative Trustee

/s/ Gregory A. Knapp
Gregory A. Knapp, as Administrative Trustee